                                                                  Exhibit 12.01


                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

        COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
          TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS [1]


                                                             Six Months Ended
                                                                 June 30,                        Year Ended December 31,
                                                             ----------------      -------------------------------------------------
(In millions)                                                 2002      2001          2001       2000      1999      1998     1997
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
      Earnings                                              $  568    $  616        $  354     $1,418    $1,235    $1,475    $1,703

Add:
Fixed charges
      Interest expense                                         131       143           295        250       219       216       213
      Interest factor attributable to rentals                   36        36            72         67        61        54        48
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      Total fixed charges                                      167       179           367        317       280       270       261
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      Interest credited to contractholders                     626       611         1,260      1,124     1,197     1,475     1,180
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      Total fixed charges including interest credited to
         contractholders                                       793       790         1,627      1,441     1,477     1,745     1,441
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Earnings, as defined                                        $  735    $  795        $  721     $1,735    $1,515    $1,745    $1,964
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Earnings, as defined including interest credited to
      contractholders                                       $1,361    $1,406        $1,981     $2,859    $2,712    $3,220    $3,144
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Ratios

      Earnings, as defined, to total fixed charges [2]         4.4       4.4           2.0        5.5       5.4       6.5       7.5
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      Earnings, as defined, including interest credited to
         contractholders, to total fixed charges including
         interest credited to contractholders  [3]             1.7       1.8           1.2        2.0       1.8       1.8       2.2
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

[1]  The Company had no dividends on preferred stock for the periods presented.

[2] Excluding the impact of the terrorist attack on September 11, 2001 of $678, the consolidated earnings to fixed charges ratio was 3.8 for the year ended December 31, 2001. Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368, the consolidated earnings to fixed charges ratio was 6.1 for the year ended December 31, 1997.

[3] Excluding the impact of the terrorist attack on September 11, 2001 of $678, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.6 for the year ended December 31, 2001. Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368, the consolidated earnings to fixed charges ratio, including interest credited to contractholders, was 1.9 for the year ended December 31, 1997.